Microsoft Word 10.0.4524;POWER OF ATTORNEY


         The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statements under federal and state securities laws and such Post-Effective Amendments to such Registration Statements of the hereinafter described entities as such attorney-in-fact, or either of them, may deem appropriate:

         INVESCO Bond Funds, Inc.
         INVESCO Combination Stock & Bond Funds, Inc.
         INVESCO Counselor Series Funds, Inc.
         INVESCO International Funds, Inc.
         INVESCO Manager Series Funds, Inc.
         INVESCO Money Market Funds, Inc.
         INVESCO Sector Funds, Inc.
         INVESCO Stock Funds, Inc.
         INVESCO Treasurer's Series Funds, Inc.
         INVESCO Variable Investment Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 19th day of February, 2003.


                                                 /s/ Sueann Ambron
                                                 _________________________
                                                 Sueann Ambron

STATE OF COLORADO                   )
                                    )
COUNTY OF DENVER                    )

         SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Sueann Ambron, as a director of each of the above-described entities, this 19th day of February, 2003.


                                                     /s/ Linda Muenich
                                                     Notary Public

My Commission Expires:  11/7/2006